UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

PRB Energy, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 31, 2008, Robert W. Wright resigned as Chairman of the Board of Directors, Chief Executive Officer and as a director of PRB Energy, Inc. (“PRB” or the “Company”).  Mr. James P. Schadt was appointed Executive Chairman of PRB and William F. Hayworth was appointed  Chief Executive Officer of PRB.

Mr. Hayworth, age 53, has been the Company’s President and Chief Operating Officer since June 2004.  Mr. Hayworth has over 29 years in oil and gas operations.  From 2002 to 2004, he was a consultant to various energy companies acting as project manager and evaluation specialist for coal-bed methane pilot projects in Kansas, Wyoming, western Colorado and Utah.  He was also Vice President - Operations for Intoil, Inc. in Denver, the Engineering/Operations Manager for Patrick Petroleum in Houston and Jackson, MI and spent 12 years with Phillips Petroleum where he held various reservoir and process engineering positions in the United Kingdom, Norway, Texas and Oklahoma.  Mr. Hayworth holds a Bachelor of Science degree in Chemical Engineering from the University of Michigan.  He is a member of the American Association of Drilling Engineers, the Rocky Mountain Association of Geologists, the International Association of Drilling Contractors, the Society of Petroleum Engineers and the Energy Finance Group.

Mr. Schadt, age 69, has been a member of the Board of Directors of the Company since October 2005, retired as Chairman and Chief Executive of the Reader’s Digest Association in 1997 and has since been involved in various commercial activities, including acting Chief Executive of the software company, Mercator, Inc. He is currently a partner of Contagion, LLC, an operator of magazine publishing services, a director of LEK, a Boston-based consultancy specializing in shareholder value and a Life Trustee of Northwestern University. From 1980 to 1991, Mr. Schadt was with London-based Cadbury Schweppes plc serving on the Board of Directors and rising to Chief Executive Officer of the global beverages business.

Effective February 5, 2008, Michael C. Purfield assumed Mr. Hayworth’s prior position as Chief Operating Officer.  Mr. Purfield, age 49, joined PRB as Director of Engineering in March of 2006.  From 2004 to 2006 he was the Operations Manager for Gunnison Energy and Davis Petroleum Corporation responsible for all drilling, completion and production activities in the Rocky Mountain Region.  Mr. Purfield was Operations Manager for Prima Oil and Gas from 1997 to 2004.  At Prima, Mr. Purfield’s responsibilities included management of all field operations in the Wattenberg Field in the DJ Basin.  Prior to 1997, Mr. Purfield worked for Atlantic Richfield Corporation for 13 years in numerous locations domestically and internationally.  Mr. Purfield has a Bachelor of Science degree in Chemical Engineering from the Colorado School of Mines and an MBA from the Anderson School of Business at UCLA.

Messrs. Hayworth and Purfield will receive an increase in their annual salaries.  The salary amounts will be discussed and determined by the Board of Directors at their next meeting.

Item 9.01. Financial Statements and Exhibits.

(d)           EXHIBITS

Exhibit No.	Description
99.1	Press release dated January 31, 2008 announcing the departure of its chief executive officer

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRB ENERGY, INC.

/s/ William F. Hayworth
William F. Hayworth
President and Chief Executive Officer

February 6, 2008